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                                                                   EXHIBIT 23(G)

         CONSENT OF MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

    We hereby consent to the use of our opinion letter included as Appendix III to the Proxy Statement/ Prospectus which forms a part of the Registration Statement on Form S-4 relating to the proposed merger of Prairie Merger Corporation, a wholly owned subsidiary of Proffitt's, Inc., with and into G.R. Herberger's, Inc. and to the references to such opinion in such Proxy Statement/Prospectus under the captions "Summary--The Merger--Opinion of Herberger's Financial Advisor", "The Merger--Recommendations of the Herberger's Board; Reasons for the Merger", "The Merger--Opinion of Herberger's Financial Advisor" and "The Merger Agreement--Representations and Warranties".

    In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                        MERRILL LYNCH, PIERCE, FENNER &

                                          SMITH INCORPORATED

November 27, 1996